UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2020

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

(281) 980-5522
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	TREC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement
As previously disclosed, Trecora Resources (the “Company”) has entered into a Share Sale and Purchase Agreement, dated September 22, 2019 (as amended, the “Purchase Agreement”), among the Company, Al Masane Al Kobra Mining Company, a Saudi Arabian closed joint stock company (“AMAK”), and certain other existing shareholders of AMAK (collectively, the “Purchasers”) pursuant to which the Company has agreed to sells its 33.3% equity interest in AMAK to the Purchasers (the “Share Sale”). On January 16, 2020, the Company and the Purchasers entered into a letter agreement (the “Amendment”) providing for certain amendments to the Purchase Agreement.
Pursuant to the Amendment, the Long Stop Date (as defined in the Purchase Agreement) for completion of the Share Sale has been extended to March 31, 2020 to allow additional time for the parties to obtain certain required governmental approvals. Under the Purchase Agreement, the Company has certain termination rights if closing of the Share Sale does not occur on or before the Long Stop Date. The Amendment also provides that, if closing of the Share Sale does not occur on or before the extended Long Stop Date, and the Company determines in its sole discretion to further extend such date, then an amount equal to 50% of the approximately $3.5 million non-refundable deposit made by the Purchasers under the Purchase Agreement will be forfeited to the Company as liquidated damages and shall not be applied to the purchase price at closing of the Share Sale.
The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events.

On January 21, 2020, the Company issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Letter Agreement, dated January 16, 2020, among the Company and the Purchasers
99.1	Press Release of the Company, dated January 21, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRECORA RESOURCES

Date: January 22, 2020        By: /s/ Christopher A. Groves
Christopher A. Groves
Corporate Controller